UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2022

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 COLORADO AVENUE,	STUART	FL	34994
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	SBCF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SEACOAST BANKING CORPORATION OF FLORIDA

Item 2.01    Completion of Acquisition or Disposition of Assets.

Effective October 7, 2022, Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) and Seacoast's wholly-owned subsidiary Seacoast National Bank, completed the previously announced mergers (the "Mergers") with Apollo Bancshares, Inc. ("Apollo"), parent company of Apollo Bank, and Drummond Banking Company ("Drummond"), parent company of Drummond Community Bank. At the effective time of the Mergers (the "Effective Time"), each of Apollo and Drummond merged with and into Seacoast, and each of Apollo Bank and Drummond Community Bank merged with and into Seacoast National Bank, pursuant to the terms and conditions of the Agreement and Plan of Merger by and among Seacoast, Seacoast National Bank, Apollo and Apollo Bank, dated as of March 29, 2022 (the "Apollo Merger Agreement"), and of the Agreement and Plan of Merger by and among Seacoast, Seacoast National Bank, Drummond and Drummond Community Bank, dated as of May 4, 2022 (the “Drummond Merger Agreement”).

Pursuant to the Apollo Merger Agreement, holders of Apollo common stock received 1.006529 shares (the "Exchange Ratio") of Seacoast common stock (subject to the payment of cash in lieu of fractional shares) for each share of Apollo common stock held immediately prior to the Effective Time. The minority interest holders in Apollo Bank received 1.195651 shares of Seacoast common stock for each share of Apollo Bank common stock. Each share of Seacoast common stock outstanding immediately prior to the Merger remained outstanding and was unaffected by the Merger. Also at the Effective Time, each Apollo option ceased to be outstanding, and, in consideration therefor, Seacoast granted to each holder of Apollo options, as of the Effective Time, an option to purchase shares of Seacoast common stock on the same terms and conditions as applicable to each such Apollo option as in effect immediately prior to the Effective Time, with the number of shares underlying each such option and the applicable exercise price adjusted based on the Exchange Ratio.

Under the terms of the Drummond Merger Agreement, holders of Drummond common stock received 51.9561 shares of Seacoast common stock (subject to the payment of cash in lieu of fractional shares) for each share of Drummond common stock held immediately prior to the Effective Time. Each share of Seacoast common stock outstanding immediately prior to the Merger remained outstanding and was unaffected by the Merger.

The foregoing description of the Mergers and the Merger Agreements does not purport to be complete and is qualified in its entirety by reference to the Merger Agreements, which are included as Exhibit 2.1 and Exhibit 2.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01    Other Events.

On October 7, 2022, the Company issued a press release announcing the completion of the Mergers. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

    (a)     Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated March 29, 2022 by and among the Company, Seacoast National Bank, Apollo Bancshares, Inc. and Apollo Bank incorporated herein by reference from Exhibit 2.1 to the Company’s Form 8-K, filed April 1, 2022

2.2
Agreement and Plan of Merger, dated May 4, 2022, by and among the Company, Seacoast National Bank, Drummond Banking Company and Drummond Community Bank incorporated herein by reference to Exhibit 2.1 to the Company's Form 8-K, filed May 10, 2022

99.1	Press Release dated October 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

Dated: October 7, 2022	/s/ Charles M. Shaffer
Charles M. Shaffer
Chairman and Chief Executive Officer